Exhibit 10.11

ACCELERATE PARENT CORP.

MANAGEMENT STOCKHOLDERS’ AGREEMENT

This MANAGEMENT STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of June 15, 2010, between Accelerate Parent Corp. (the “Company”), the Majority Stockholder (as defined below) and each individual listed on Annex A attached hereto (the “Management Stockholder”).

WHEREAS, the Management Stockholder may be the owner of shares of common stock of the Company, $0.01 par value per share (“Common Stock”), and/or may be granted options to purchase Common Stock (the “Options”) pursuant to the Accelerate Parent Corp. Management Equity Incentive Plan (the “Plan”);

WHEREAS, as a condition to the issuance of any shares of Common Stock by the Company to the Management Stockholder, the Management Stockholder is required to execute this Agreement; and

WHEREAS, the Management Stockholder, the Majority Stockholder and the Company desire to enter into this Agreement and to have this Agreement apply to any shares of Common Stock acquired by the Management Stockholder from whatever source (in the aggregate, the “Shares”);

NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean, the Company and any of its direct and indirect subsidiaries.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean, when used in connection with the termination of the Management Stockholder’s Employment, (i) if the Management Stockholder has an effective employment agreement with the Company or any Affiliate as of the Grant Date of the relevant Option (or, with respect to Investment Shares, the date on which the Management Stockholder acquired such shares), the definition used in such employment agreement as of such date, or (ii) if the Management Stockholder does not have an effective employment agreement with the Company or any Affiliate as of such date, unless otherwise provided in the relevant Option Grant Agreement (if applicable), the termination of the Management Stockholder’s Employment with the Company and all Affiliates on account of (A) a failure of the Management Stockholder to perform his or her duties (other than as a result of physical or mental illness or injury); (B) the Management Stockholder’s willful misconduct or gross negligence which is injurious to the Company, any of its Affiliates, the Majority Stockholder or any of its affiliates (whether financially, reputationally or otherwise); (C) a breach by a Management Stockholder of the Management Stockholder’s fiduciary duty or duty of loyalty to the Company or its Affiliates;

(D) the Management Stockholder’s unauthorized removal from the premises of the Company or an Affiliate of any document (in any medium or form) relating to the Company or an Affiliate, the Majority Stockholder, or the customers of the Company or an Affiliate; or (E) the commission by the Management Stockholder of any felony or other serious crime involving moral turpitude. If, subsequent to the termination of Employment, it is discovered that such Management Stockholder’s Employment could have been terminated for Cause, as such term is defined above, the Management Stockholder’s Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. For the avoidance of doubt, in the event that the Management Stockholder has an effective employment agreement with the Company or any Affiliate as described in (i) above, the Management Stockholder’s Employment shall not be treated as having terminated for Cause for purposes of this Plan unless such Employment was terminated for Cause under such Management Stockholder’s employment agreement.

(d) “Change in Control” shall mean the occurrence of any of the following events after the date hereof: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis with its Affiliates to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Holder) becoming the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such securities in any such election and (B) the Majority Stockholder beneficially owning (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company than such other Person or Group; (iv) the approval by the holders of the outstanding voting power of the Company of a reorganization, merger or consolidation of the Company, unless all or substantially all of such Persons who were beneficial owners of the outstanding shares of Common Stock immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the Company; or (v) the replacement of a majority of the Board over a two-year period from the directors who constituted the members of the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder.

(e) “Closing Date” shall mean May 28, 2010.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Compete” shall have the meaning set forth in the Plan.

(h) “Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its sole discretion, or as specified in the relevant Option Grant Agreement (if applicable), provided that in the event the Management Stockholder is party to an effective employment agreement with the Company or any Affiliate at the time of determination, and such agreement contains or operates under a different definition of Disability (or any derivative of such term), the definition of Disability used in such agreement at the time of determination shall be substituted for the definition set forth above for all purposes hereunder.

(i) “Employment” shall mean employment with the Company or any Affiliate and shall include the provision of services as a director, consultant or advisor for the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean, as of any date (1) prior to the existence of a Public Market for the Common Stock, the value per share of Common Stock as determined in good faith by the Board, taking into account the fair market value of the entire equity of the Company determined on a going concern basis as between a willing buyer and a willing seller, and taking into account any relevant factors determinative of value (based on all available information material to the value of the Company), without, however, giving effect to any discount for any lack of liquidity attributable to a lack of a Public Market, any block discount or control premiums attributable to the size of any person’s holdings of Common Stock, or any voting rights or lack thereof; or (2) on which a Public Market for the Common Stock exists, (i) closing price on such day of the Common Stock as reported on the principal securities exchange on which the Common Stock is then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of the Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable.

(l) “Grant Date” shall have the meaning set forth in the Plan.

(m) “Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A under the Securities Act, (iii) a registration on Form S-4 or any successor form or (iv) a registration on Form S-8 or any successor form) filed to register at least twenty percent (20%) of the total then-outstanding Common Stock under the Securities Act.

(n) “Investment Shares” shall mean Shares acquired by the Management Stockholder other than through the exercise of Options.

(o) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners V, L.P. and TPG Partners VI, L.P. and/or their respective affiliates.

(p) “Option Grant Agreement” shall have the meaning set forth in the Plan.

(q) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(r) “Public Market” shall be deemed to exist for purposes of this Agreement if the shares of Common Stock are registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such securities in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(s) “Securities Act” shall mean the Securities Act of 1933, as amended.

(t) “Transfer” shall mean any transfer, sale, encumbrance, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferring,” “Transferee” and “Transferor” shall have correlative meanings.

2. Investment; Issuance of Shares.

(a) The Management Stockholder represents that the Shares are being acquired for investment and not with a view toward the distribution thereof.

(b) Issuance of Shares. The Management Stockholder acknowledges and agrees that, to the extent the Shares are certificated, the certificate for the Shares shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement):

The shares represented by this certificate are subject to the terms and conditions of a Management Stockholders’ Agreement dated as of             , 2010 and may not be sold, transferred, hypothecated, assigned or encumbered, except as may be permitted by the aforesaid Agreement. A copy of the Management Stockholders’ Agreement may be obtained from the Secretary of the Company.

The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under said Act.

Upon the termination of this Agreement, or upon registration of the Shares under the Securities Act, the Management Stockholder shall have the right to exchange any certificated Shares containing the above legend (i) in the case of the registration of the Shares, for Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for Shares legended only with the second paragraph described above.

3. Transfer of Shares; Lock-Up; Call Rights.

(a) Transfer and Lock-Up of Shares.

(i) The Management Stockholder agrees that he or she will not cause or permit the Shares or his or her interest in the Shares to be Transferred except as expressly permitted by this Section 3; provided, however, that, subject to the following sentence, the Shares or any such interest may be Transferred (A) on the Management Stockholder’s death by bequest or inheritance to the Management Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, (B) subject to the prior written approval by the Board (which shall not be unreasonably withheld) and subject to compliance with all applicable tax, securities and other laws, any trust or custodianship or family limited liability company or partnership created by the Management Stockholder, the beneficiaries or owners of which may include only the Management Stockholder, the Management Stockholder’s spouse or the Management Stockholder’s issue (by blood or adoption) (provided that a trust may have a charitable remainderman, in which case the Company shall be granted the right, in the event the Shares are ever transferred to such charitable remainderman, to purchase from such charitable remainderman the Shares at the Fair Market Value of the Shares on the date of any such purchase), during the Management Stockholder’s lifetime for estate planning purposes, and (C) in accordance with Sections 3(b) and 4 of this Agreement, subject in each case to (1) paragraph (ii) of this Section 3(a), (2) compliance with all applicable tax, securities and other laws and (3) the agreement by each Transferee (other than the Company or as otherwise permitted by the Company) in writing to be bound by the terms of this Agreement as if such Transferee had been an original signatory hereto and provided in any such case that, in the case of a Transfer pursuant to clauses (A), (B) or (C) above, such Transfer will not be permitted if it would cause the Company to be required to register the Common Stock under Section 12(g) of the Exchange Act. Notwithstanding anything to the contrary herein, Options (and any interests therein) shall be transferable only in accordance with the Plan.

(ii) The Management Stockholder agrees that, notwithstanding any provision in this Agreement to the contrary, he or she will not, without the prior written consent of the Board, during the period following an Initial Public Offering or any secondary registered equity offering during which the Majority Stockholders or Management Stockholders are subject to underwriter-imposed restrictions on the transfer of shares of Common Stock (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, Options or other securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by such Management Stockholder in accordance with the rules and regulations of the Securities and Exchange Commission), or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

(b) Company Call Right.

(i) Except as provided in paragraph (ii) of this Section 3(b), and subject to paragraph (iv) of this Section 3(b), in the event the Management Stockholder’s Employment with the Company terminates for any reason prior to the Agreement Termination Date (as hereinafter defined), the Company (or its designated assignee) shall have the right, during the 180-day period following the later to occur of (A) such termination of Employment and (B) the 181st day after the Management Stockholder or Transferee has acquired the Shares to be sold pursuant to this Section 3(b) (with respect to any Share, the later to occur of (A) and (B), determined on a share-by-share basis, the “Call Trigger Date”), to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or such Transferee shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value of a share of Common Stock determined as of the date such right is exercised.

(ii) In the event that either the Management Stockholder’s Employment with the Company is terminated for Cause or the Management Stockholder Competes, in either case prior to the Agreement Termination Date, the Company (or its designated assignee) shall have the right, during the later of (A) the 180-day period following the Call Trigger Date or (B) the 90-day period following the date the Company knows or has reason to know that (1) the Management Stockholder’s Employment could be retroactively deemed to have been terminated for Cause or (2) the Management Stockholder has Competed, to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or such Transferee shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the lesser of (x) the Fair Market Value of a share of Common Stock determined as of the date such right is exercised or (y) the price per Share at which the Management Stockholder acquired such Share.

(iii) The Company (or its designated assignee) shall exercise the call rights described in this Section 3(b) by delivering to the Management Stockholder or Transferee, as applicable, a written notice specifying its intent to purchase Shares held by the Management Stockholder or Transferee (the “Call Notice”) and the number of Shares to be purchased. The Company’s call right shall be deemed exercised as of the date on which the Company delivers such Call Notice to the Management Stockholder or Transferee. Such purchase and sale shall occur on such date as the Company (or its designated assignee) shall specify, which date shall be no later than ninety (90) days after the end of the fiscal quarter in which the Call Notice is delivered. The Company will use commercially reasonable efforts to make the payment for the Shares in cash on the date of such purchase and sale; provided that if, despite using such efforts, such payment will result in a violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date (hereinafter a “Financing Agreement”), the Company may delay any such payment. In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, such payment shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in a violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the period from the date on which the purchase price would have been paid but for the delay in payment provided herein to the date on which such payment is made (the “Delay Period”), calculated at an annual rate equal to the long term federal applicable rate in effect on the first day of the Delay Period. Notwithstanding anything herein to the contrary, other than in the event that the Call Right was exercised pursuant to Section 3(b)(ii) or in the event that the Management Stockholder is obligated to repay to the Company pursuant to Section 3(b)(iv), in the event that the payment of the purchase price is delayed as provided above and, following the commencement of the Delay Period, there is a Public Market for the Shares, the Management Stockholder shall be able to sell his or her Shares during the Delay Period, subject to Section 3(a) hereof.

(iv) In the event that the Company exercises its call right to purchase Shares from the Management Stockholder under Section 3(b)(i) and, following the date that the Company pays the Management Stockholder the applicable purchase price for such Shares, the Management Stockholder Competes or is retroactively deemed to have been terminated for Cause, the Management Stockholder or the Management Stockholder’s Transferee shall pay to the Company, within ten (10) business days following the date on which the Management Stockholder Competed or the date of such termination, as applicable, an amount equal to the excess of (A) the amount the Company paid the Management Stockholder or Transferee to purchase such Shares over (B) the amount the Company would have been required to pay the Management Stockholder or Transferee for such Shares if the Company had purchased the Shares pursuant to Section 3(b)(ii).

(v) If, following the Agreement Termination Date, the Management Stockholder’s Employment is terminated for Cause (or retroactively deemed to have been terminated for Cause) or the Management Stockholder Competes (as such term is defined in the Plan or in any stock option grant agreement under the Plan), the Management Stockholder or the Management Stockholder’s Transferee shall pay to the Company, within ten (10) business days following the date of such termination or the date on which the Management Stockholder Competed, as applicable, an amount equal to the amount which, as a result of the exercise of Options at any time following or within one year prior to the date of such termination or the date on which the Management Stockholder Competed, as applicable, the Management Stockholder or the Management Stockholder’s Transferee will be required to recognize in income for U.S. federal income tax purposes (or would have been required to recognize as income if the Management Stockholder was subject to U.S. federal income taxes).

4. Certain Rights. Subject to compliance with applicable securities laws and Section 16 hereof:

(a) Drag Along Rights. If one or more Majority Stockholder desires to Transfer, prior to the Agreement Termination Date, any portion of its direct or indirect pecuniary interest (as defined in Rule 16a-1 under the Exchange Act) in any Shares of Common Stock, in a single transaction or a series of related transactions, to a good faith independent purchaser (a “Purchaser”) (other than any other Majority Stockholder, other investment partnership, limited liability company or other entity established for investment purposes and controlled by one or more of the members (other than passive investors) or the principals of the Majority Stockholder or any of their affiliates and other than any Employees of the Majority Stockholder or their affiliates, hereinafter referred to as a “Permitted Transferee”) upon such terms and conditions as agreed to with the Majority Stockholder, the Management Stockholder or Transferee agrees, at the request of the Majority Stockholder, to sell to such Purchaser a number of its Shares of Common Stock, not to exceed (i) the number of Shares of Common Stock held by such Management Stockholder or Transferee (including Shares of Common Stock underlying any Options held by the Management Stockholder or a Transferee) multiplied by (ii) a fraction, the numerator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest that the Majority Stockholder has proposed to be transferred, and the denominator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest (or to vote such number of Shares in favor of any merger or other transaction which would effect a sale of such Shares) at the same price per share of Common Stock (less any applicable Exercise Price (as defined in the Plan)) and pursuant to the same terms and conditions with respect to payment for the Shares as agreed to by the Majority Stockholder; provided that, except with respect to any liability incurred by such Management Stockholder or any Transferee individually, the Management Stockholders and any Transferees shall not be liable to a Purchaser for an amount greater than the proceeds from the sale. In such case, the Majority Stockholder shall give written notice of such sale to the Management Stockholder or Transferee at least ten (10) days prior to the consummation of such sale, setting forth (A) the consideration to be received by the holders of shares of Common

Stock, (B) the identity of the Purchaser, (C) any other material terms and conditions of the proposed Transfer and (D) the date of the proposed Transfer. The Company shall be responsible for the proportionate share of the costs of the proposed Transfer incurred by the Management Stockholders and any Transferees to the extent not paid or reimbursed by the proposed Purchaser or by the Company. Notwithstanding the foregoing, the Management Stockholder shall not be required to agree to any additional non-compete or similar restrictions in connection with the sale. To the extent the Company requires the sale of Shares underlying unvested Options held by a Management Stockholder pursuant to this Section 4(a), such unvested Options shall vest immediately prior to such sale and shall reduce the number of unvested Options that are scheduled (or eligible) to vest on the next occurring vesting date(s) applicable to such Options, not below zero, until such time as the Options have returned to their normal vesting schedule, in any case as determined by the Majority Stockholder in good faith.

(b) Tag Along Rights.

(i) If one or more Majority Stockholder or its Permitted Transferee proposes to sell, prior to the Agreement Termination Date, twenty percent (20%) or more of its direct or indirect pecuniary interest (as defined in Rule 16a-1 under the Exchange Act) in any Shares of Common Stock to a Purchaser (other than a Permitted Transferee), other than a transfer through an Initial Public Offering or any secondary registered equity offering, then the Majority Stockholder or his or her Permitted Transferee (hereinafter referred to as a “Selling Stockholder”) shall give written notice of such proposed Transfer to the Management Stockholder or Transferee (the “Selling Stockholder’s Notice”) at least ten (10) days prior to the consummation of such proposed Transfer, and shall provide notice to all other stockholders of the Company to whom the Majority Stockholder has granted similar “tag-along” rights (such stockholders together with the Management Stockholder or Transferee, referred to herein as the “Other Stockholders”) setting forth the proposed material terms and conditions of such Transfer (including price per Share).

(ii) The Management Stockholder or Transferee shall have the right to elect, by delivery of written notice to the Majority Stockholder within ten (10) days from the date of delivery of the Selling Stockholder’s Notice, to sell to the proposed Transferee a number of its Shares, not to exceed the product of (A) the total number of Shares (including Shares underlying vested and exercisable Options), owned or held by the Management Stockholder or Transferee (provided that to sell any shares underlying vested Options, the Management Stockholder or Transferee shall have delivered an Exercise Notice (as defined in the Plan) with respect to such Options and satisfied the requirements set forth in Section 4.9 of the Plan) and (B) a fraction, the numerator of which is the aggregate number of Shares in which the Majority Stockholder has a pecuniary interest that the Majority Stockholder has proposed to be Transferred, and the denominator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest, on the same terms and conditions (including price per share of Common Stock) as agreed to by the Selling Stockholder. In the event that the Transferee does not wish to acquire all of the Shares offered by the Management Stockholder or Transferee, the number of Shares of Common Stock to be purchased by such Transferee shall be allocated pro rata among the Majority Stockholders and the Other Stockholders in accordance with the number of shares of Common Stock that each such stockholder elected to transfer to the Transferee.

(iii) In order to be entitled to exercise its rights pursuant to this Section 4(b), the Management Stockholder or Transferee must agree to make to the proposed Purchaser representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Stockholder in connection with the proposed transfer and agree to the same conditions to the proposed transfer as the Selling Stockholder agrees, it being understood that all such representation, warranties, covenants, indemnities and agreements shall be made by the Selling Stockholder, the Management Stockholder or Transferee and any Other Stockholder exercising similar tag-along rights severally and not jointly and provided that the Management Stockholder or Transferee shall not be required to agree to any additional non-compete or similar restrictions in connection with the sale. The Selling Stockholder, the Management Stockholder or Transferee and any Other Stockholder who exercises similar tag-along rights each shall be responsible for its proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the proposed Purchaser or the Company.

(c) Permitted Transferees. Any Permitted Transferee to which a Majority Stockholder’s pecuniary interest in any Shares of Common Stock is Transferred shall agree to execute this Agreement as a condition to such Transfer.

5. Registration.

(a) Except as provided in paragraph (b) of this Section 5, the Company shall have no obligation to register the Shares.

(b) If, upon expiration of any Lock-Up Period, the Management Stockholder is prohibited, pursuant to Rule 144 under the Securities Act, from transferring his or her Shares, the Company agrees to use its reasonable efforts to prepare, as soon as reasonably practicable after the expiration of such Lock-Up Period, a re-offer prospectus for the sale of the Management Stockholder’s Shares.

6. Termination. This Agreement shall terminate immediately following the occurrence of an Initial Public Offering (the “Agreement Termination Date”); provided that the provisions of Sections 2, 3(a)(ii), 5 and 3(b) shall survive the termination of this Agreement.

7. Distributions With Respect To Shares. As used herein, the term “Shares” includes securities of any kind whatsoever distributed with respect to the Company’s Common Stock acquired by the Management Stockholder or his or her or her Transferee (whether pursuant to the Plan, through direct purchase or otherwise) or any such securities resulting from a stock split or consolidation involving such Common Stock.

8. Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or their authorized representatives or, in the case of a waiver, by the party or an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the Management Stockholder’s right to assign his or her rights under Section 3(a) or the Company’s right to assign its rights under Section 3(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

9. Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Majority Stockholder, to:

TPG Capital, L.P.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

If to the Company, to:

Accelerate Parent Corp.

c/o American Tire Distributors, Inc.

12200 Herbert Wayne Court, Suite 150

Huntersville, NC 28070

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

If to the Management Stockholder, to its most recent address shown on records of the Company or its Affiliate;

or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

11. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the provisions governing conflict of laws.

12. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

14. Severability. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15. Section 409A. To the extent applicable, this Agreement will be construed to comply, and administered in compliance, with Section 409A of the Code.

16. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ACCELERATE PARENT CORP.

By:	/s/ J. Michael Gaither
	Name:	J. Michael Gaither
	Title:	Executive Vice President, General Counsel and Secretary

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P., its General Partner

By:	TPG GenPar V Advisors, LLC, its General Partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

TPG PARTNERS VI, L.P.

By:	TPG GenPar VI, L.P., its General Partner

By:	TPG GenPar VI Advisors, LLC, its General Partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

Management Stockholders

I hereby represent that I have carefully read and understand, and agree to be bound by, the terms of the Management Stockholders’ Agreement dated as of the date set forth above.

Agreed to and Accepted by:

Signature

Date

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